Exhibit 99.1

Artemis Strategic Investment Corporation Announces Termination of Merger Agreement and Liquidation

Phoenix, AZ – October 30, 2023 - Artemis Strategic Investment Corporation (the “Company”) announced today that the Company and Danam Health, Inc. have mutually agreed to terminate the Agreement and Plan of Merger between the parties, dated as of August 7, 2023 (as amended on September 7, 2023, the “Merger Agreement”), pursuant to Sections 7.1(a) and 7.2 thereof, effective as of October 26, 2023 (the “Termination”). Upon the effectiveness of the Termination, the Merger Agreement will be of no further force and effect, with the exception of the specified provisions in Section 7.2 of the Merger Agreement, which shall survive the termination of the Merger Agreement and remain in full force and effect in accordance with their respective terms.

Due to its inability to complete an initial business combination within the time period required by its third amended and restated certificate of incorporation, as amended, the Company intends to liquidate and dissolve, effective as of the close of business on October 26, 2023, and will redeem all of the outstanding shares of its Class A common stock that were included in the units issued to public stockholders in its initial public offering (“Public Shares”), at a per-share redemption price equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of outstanding Public Shares.

In order to provide for the disbursement of funds from the trust account, the Company has instructed Continental Stock Transfer & Trust Company (“Continental”), the trustee of the trust account, to take all necessary actions to liquidate the trust account. The proceeds of the trust account will be held in a non-interest-bearing account while awaiting disbursement to the holders of the Public Shares. Record holders of the Public Shares will receive their pro rata portion of the proceeds of the trust account by delivering their Public Shares to Continental, the Company’s transfer agent. Beneficial owners of Public Shares held in “street name,” however, will not need to take any action in order to receive the redemption amount. The redemption of the Public Shares is expected to be completed within ten business days after October 26, 2023.

The Company’s sponsor has agreed to waive its redemption rights with respect to its founder shares issued in a private placement in connection with the Company’s initial public offering. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects to file a Form 15 with the Securities and Exchange Commission to suspend the registration of its securities under the Securities Exchange Act of 1934, as amended.

About Artemis Strategic Investment Corporation

The Company is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. The Company is focused on partnering with companies in the gaming, sports and entertainment sectors as well as the technology and services that are associated with these verticals. Its Class A common stock, units, and warrants trade on Nasdaq under the symbols “ARTE”, “ARTEU”, and “ARTEW”, respectively. The Company’s management team has substantial experience investing in and operating businesses in multiple sectors, as well as a significant long-term track record in creatively structuring transactions to unlock and maximize value.

Forward-Looking Statements

This press release may include, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Philip Kaplan
Co-Chief Executive Officer
info@artemisspac.com